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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 1997


                          ENCORE MEDICAL CORPORATION
            (Exact name of Registrant as specified in its charter)



Delaware                                                   65-0572565
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)



9800 Metric Boulevard
Austin, Texas                                               78758
(Address of principal executive offices)                    (Zip code)



                                  512-832-9500
              (Registrant's telephone number including area code)



                                 Not applicable
         (Former name and former address, if changed since last report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective May 1, 1997, Encore Medical Corporation (the "Company") engaged Price Waterhouse, L.L.P. to be its principal accountant. Formerly, Richard A. Eisner & Co. had been the principal accountant of the Company. This change was made as a result of the merger between Healthcare Acquisition, Inc., a wholly-owned subsidiary of the Company, and Encore Orthopedics, Inc. ("Encore"). Price Waterhouse LLP has been the principal accountant for Encore since April 1, 1992.

         Price Waterhouse LLP had not been consulted by the Company during the Company's two most recent fiscal years and any subsequent interim period prior to engaging Price Waterhouse LLP

ITEM 7.  EXHIBITS

         None


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    ENCORE MEDICAL CORPORATION

                                    By:  /s/ NICK CINDRICH
May 30, 1997                           ---------------------------------------
----------------------                   Nick Cindrich, Chairman of the Board
Date                                     and Chief Executive Officer